Exhibit 10.6

Confidentiality and Intangible Asset Use and Protection Agreement

Name: Zhang Fan

Employment Unit: Harden Technologies Inc.

Date of filing: 8 April 2021

Confidentiality and Intangible Asset Use and Protection Agreement

Company：Harden Technologies Inc.

Party B：Zhang Fan

In order to protect the trade secrets of the Company, upon discussion and decision by the Company’s Employee Congress, the Company, as the right holder, must take certain confidentiality measures and formulate a confidentiality system. In accordance with relevant laws, regulations and relevant rules and regulations of the Company, after full consultation by both parties, the following agreements have been reached, and both parties shall comply and implement together.

1.	Scope of Confidentiality

Party B has the obligation to strictly maintain confidentiality relating to following:

1)	Trade secrets of the Company, including all external relations and development of the market and goodwill, technical information and business information of the Company;

2)	Secret matters in the Company's major decision-making;

3)	The business strategy, business direction, business planning, investment plan, business projects and business decisions, trademarks (unregistered trademarks and other intangible assets) and all intellectual property rights of the Company;

4)	The Company's contracts, agreements, customer list, letters of intent, feasibility reports, and major meeting minutes;

5)	The budget and final accounts report and various financial statements and statistical reports of the Company;

6)	The Company's undisclosed commodity prices;

7)	The operational paths, original records of scientific research and production, production formulas, drawings, product technical requirements, technical methods of production and operation, test methods, tips, inspection rules, inspection reports, corporate standards, operating procedures, typical process, raw material standards and consumption quota of the products of the Company and related information;

8)	Personnel files, salary and labor income and information of employees of the Company;

9)	The patented achievements and non-patented technologies of the Company;

10)	Work logs and records of all personnel in the Company;

11)	All tangible information of the Company's intangible assets, including important documents and archives;

12)	Other matters determined by the Company to be kept confidential (including job technical achievements completed or participated in by employees).

2.	The rights and obligations of the Company

1)	The production, sending and receiving, transmission, use, copying, excerpting, preservation and destruction of secret documents, materials and other items belonging the Company shall be executed by the Company’s office entrusted by a special person. The secrets of the Company that are accessed, processed, and transmitted using computer technology are handled by IT Department is responsible for confidentiality.

2)	For confidential documents, materials and other items, the following confidentiality measures must be taken:

a.	Copying or extracting without the approval of the general manager or deputy general manager is prohibited;

b.	Receiving, sending, and carrying out appropriate measures shall be carried out by designated personnel, and necessary safety measures shall be taken; and

c.	Such information shall be stored in a manner to maintain security.

3)	The development, production, transportation, use, preservation, maintenance and destruction of equipment or products constituting secrets of the Company shall be carried out by the designated special department of the Company, and corresponding confidentiality measures shall be adopted.

4)	If it is necessary to provide Company secrets during external relation and cooperation with third parties, it shall be approved by the general manager in advance. The specific staff shall agree upon confidential matters with the other party or a third party.

5)	For meetings and other activities related with Company secret content, the corresponding department shall take the following confidentiality measures:

a.	Select a meeting place that maintains confidentiality;

b.	According to the requirements of work, limit the scope of participants in the meeting, and designate those who participate in meetings involving confidential matters;

c.	Use conference equipment and manage conference documents in accordance with confidentiality regulations; and

d.	Determine whether the content of the meeting is to be delivered and the scope of delivery.

3.	The rights and obligations of Party B:

1)	Party B shall not (i) disclose Company secrets to any party without the consent of the Company, (ii) disclose and Company secrets in private communication and correspondence, (iii) discuss Company secrets in public places, (iv) transmit Company secrets by other means, (v) take action that would damage the Company’s interests, (vi) speak detrimentally in a manner that would damage the reputation of the Company. In the event of such a violation, the Company shall double the fine for the loss caused or affecting the predicted value. If it is difficult to determine the value of the loss, a fine of 100 to 10,000 Yuan shall apply, and other sanctions shall be given depending on the circumstances.

2)	Party B shall not privately engage in and participate in business activities or second occupations related to the products, accessories, technologies, and markets of the Company. The Company will impose fines for violations of this policy according to the importance of the leak, the scope of the leak, the consequences and the size of the loss. Such fines shall range between 10,000 to 5,000,000 Yuan. If it is difficult to determine the amount of loss, the Company shall impose a fine of 10,000 to 300,000 Yuan for breach of contract. Individuals with significant technical knowledge shall be receive fines equal to two times the technical value and shall bear the legal responsibility.

3)	Regardless of the reason for leaving the company, from the date of termination of employment, Party B shall remain subject to these confidentiality obligations and shall bear corresponding legal responsibilities.

4)	Following termination of employment, for a two-year period, Party B shall not accept employment with companies that produce similar products or operate similar businesses and have competitive or other interests.

5)	Party B has the right and obligation to report and expose confidentiality violations by other Company employees. The Company will reward Party B for such actions.

6)	If Party B fails to perform any provisions of the labor contract or service agreement and resigns, Party B shall follow the “Training Agreement” regarding the professional skills and knowledge that has been obtained by Party B after entering the Company (including the dispatched training provided by the Company and skills learned in practice).

7)	Party B is not allowed to take advantage of position and work, use Company relations, goodwill and technology to provide paid sales, technical guidance and other services for units or individuals other than the Company (except for external aid arranged by the Company). Violations of this requirement will result in a fine equal to 10 times the actual or predicted value and other sanctions or legal liabilities shall be imposed depending on the circumstances. If it is difficult to calculate the value, Party B shall pay a liquidated damages of 30,000 to 100,000 Yuan to the Company.

8)	Party B shall strictly implement all confidentiality systems and relevant laws and regulations established by the company and its related institutions.

4.	The Company will reward the Party B with outstanding achievements in keeping secrets.

5.	One party shall bear the corresponding legal responsibility for breach of contract, and the damages suffered by the other party shall be compensated.

6.	In the event of matters not covered in this contract, based on the principles of laws and regulations and the fundamental spirit and purpose of this contract, the Company’s Employee Congress will review it to determine whether one party has breached the contract and should bear the responsibilities.

7.	This contract takes effect from the date of signing by both parties. This contract is in duplicate, each party holding one copy with the same effect.

8.	For matters not covered in this contract, the relevant confidentiality system of the Company and the provisions of relevant laws and regulations shall apply.

9.	Before signing this agreement, both parties should read the content of this contract and know their rights and obligations in detail.

10.	The confidentiality system of the Company, the employment agreement signed by both parties, and other documents specifying the rights and obligations of the parties are all regarded as annexes to this contract.

Company (Seal):	Party B (Signature):

For and on behalf of Harden Technologies Inc.	Zhang Fan
Authorized Signature(s)

8 April 2021	8 April 2021

5